EXHIBIT 99.1


3 Harding Road o Suite F
Red Bank, NJ 07701
732.741.2840

CONTACT: Darin Myman, BigString Corporation, 732-741-2840, darin@bigstring.com Howard Greene, Greene Inc., 516-825-0400, howard@greeneincpr.com

                              FOR IMMEDIATE RELEASE

           BIGSTRING CORPORATION COMMON STOCK HAS COMMENCED QUOTATION
                       ON OVER-THE-COUNTER BULLETIN BOARD

         RED BANK, NJ, May 2 -- BigString Corporation -- whose patent-pending technology permits sending recallable, erasable, non-printing and self-destructing emails--announced today that its common stock has commenced quotation on the Over-the-Counter Bulletin Board under the trading symbol OTC Bulletin Board: BSGC.

         BigString Corporation, owner and operator of BigString.com, is a provider of user-controllable email services. In addition to permitting users to send recallable, erasable and self-destructing emails, BigString's patent-pending technology allows emails and pictures to be rendered non-printable or non-savable. This can be done before or after the recipient reads it, no matter what Internet service provider is being used.

         Statements about the future expectations of BigString Corporation, and all other statements in this press release other than historical facts, are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as that term is defined in the Private Securities Litigation Reform Act of 1995. BigString Corporation intends that such forward looking statements shall be subject to the safe harbors created thereby. Since these statements involve certain risks and uncertainties and are subject to change at any time, BigString Corporation's actual results could differ materially from expected results. ###